LEHMAN BROTHERS

PRESS RELEASE


For Immediate Release                             Media Contact:    Hannah Burns
                                                                    212-526-4064

                                                  Investor Contact: Shaun Butler
                                                                    212-526-8381


                    LEHMAN BROTHERS REPORTS RECORD REVENUES,
                NET INCOME AND EARNINGS PER SHARE FOR FISCAL 2005

 -Fiscal Fourth Quarter Net Income and Earnings Per Share Increase 41% from the Prior Year-

NEW YORK- December 13, 2005 - Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $823 million, or $2.76 per common share (diluted), for the fourth quarter ended November 30, 2005, both up 41% from net income of $585 million, or $1.96 per common share (diluted), in the fourth quarter of fiscal 2004. Third quarter fiscal 2005 net income was $879 million, or $2.94 per common share (diluted).

For the 2005 full fiscal year, net income and earnings per common share (diluted) both increased 38% to a record $3.3 billion and $10.87, respectively, compared to $2.4 billion and $7.90, respectively, in fiscal 2004.

                          Full Year Business Highlights

o Reported record net income and earnings per share (diluted) for the second consecutive year

o Achieved record net revenues in every segment and in every region for the year

o Received upgrade from Standard & Poor's, in October 2005, on the Firm's long-term senior debt rating to A+ from A

o Became first firm to achieve #1 ranking in all four categories in Institutional Investor's ranking of the best institutional equity trading desks: we were #1 in NYSE-listed trading and NYSE-listed sales-trading and we were #1 in NASDAQ trading and NASDAQ sales-trading

o Ranked #1 in both Equity and Fixed Income Research by Institutional Investor's "All-America Research" polls for the third consecutive year

o Grew assets under management to a record $175 billion

Richard S. Fuld, Jr., chairman and chief executive officer, said, "By every measure, we delivered another strong quarter and finished the year with our best results ever. Record performances for the year across all of our segments and regions continue to demonstrate the diversity, depth and scale of our global franchise. Reaching this new level of performance is a testament to our commitment to deliver the Firm's full platform to our clients worldwide and provide best-in-class total returns to our shareholders."

The Firm reported net revenues (total revenues less interest expense) for the fourth quarter of fiscal 2005 of $3.7 billion, an increase of 28% from $2.9 billion reported in the fourth quarter of fiscal 2004 and a decrease of 4% from the $3.9 billion reported in the third quarter of fiscal 2005. Investment Banking revenues were a record for the quarter, increasing 34% to $817 million from $608 million in the fourth quarter of fiscal 2004. These results were driven by record merger and acquisition advisory revenue, which increased 54% from the prior year's period, and solid performances in equity and debt origination, which increased 48% and 15%, respectively, from the prior year's period. Capital Markets net revenues increased 30% to $2.4 billion in the fourth quarter of fiscal 2005 from $1.8 billion in the prior year's fourth quarter on strong performances from both Fixed Income and Equities Capital Markets. Fixed Income Capital Markets revenues increased 22% in the fourth quarter of fiscal 2005 over the prior year's period, primarily due to higher revenues in interest rate products and high grade credit. Equities Capital Markets revenues, which increased 49% compared to the fourth quarter of fiscal 2004, were driven by increased customer flow activity across most products, and represented the second highest quarterly level ever. The Firm also reported its second highest revenue quarter ever in Investment Management, with net revenues increasing 13% to $509 million in the fourth quarter of fiscal 2005, from $452 million in the fourth quarter of fiscal 2004. This strong performance was driven by record revenues in the Private Investment Management business and record assets under management, which grew to $175 billion. In addition, the Firm posted its highest level ever of non-U.S. revenues in the fourth quarter of fiscal 2005, reflecting the Firm's increased scale in Europe and Asia.

For the full 2005 fiscal year, net revenues increased 26% to a record $14.6 billion, from $11.6 billion for fiscal 2004, with record net revenues in each business segment and in each region.

Non-interest expenses for the fourth quarter of fiscal 2005 were $2.5 billion, compared to $2.6 billion in the third quarter of fiscal 2005 and $2.0 billion in the fiscal 2004 fourth quarter. Compensation and benefits as a percentage of net revenues was 48.7% during the fourth quarter of fiscal 2005 compared to

49.5% for the third quarter of fiscal 2005 and 48.6% for the fourth quarter of fiscal 2004. For the full 2005 fiscal year, compensation and benefits as a percentage of net revenues was 49.3%, compared to 49.5% in fiscal 2004. Nonpersonnel expenses in the fiscal 2005 fourth quarter were $675 million, compared with $653 million in the third quarter of fiscal 2005 and $603 million in the fourth quarter of fiscal 2004. Nonpersonnel expenses for the full year of fiscal 2005 were $2.6 billion, compared with $2.3 billion in fiscal 2004.

For both the year and quarter ended November 30, 2005, the Firm's pretax margin was 33.0%, compared with 30.5% in the fourth quarter of fiscal 2004 and 30.4% for fiscal 2004. Return on average common equity was 20.9% for the fourth quarter of fiscal 2005, compared with 17.0% for the fourth quarter of fiscal 2004. For the full 2005 fiscal year, return on average common equity was 21.6%, compared with 17.9% for fiscal 2004. Return on average tangible common equity was 26.5% for the fourth quarter of fiscal 2005, compared with 23.0% for the fourth quarter of fiscal 2004. For the full 2005 fiscal year, return on average tangible common equity was 27.8%, compared with 24.7% for fiscal 2004.

As of November 30, 2005, Lehman Brothers' total stockholders' equity was $16.8 billion, and total capital (stockholders' equity and long-term debt) was approximately $79.5 billion. Book value per common share was $57.50.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients and high net worth individuals worldwide. Founded in 1850, Lehman
Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. The Firm is headquartered in New York, with regional headquarters in London and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products and recruitment opportunities, visit our Web site at www.lehman.com.


                                 Conference Call


A conference call, to discuss the Firm's financial results and outlook, will be held today at 9:30 a.m. EST. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or from outside the U.S., 517-623-4500. The pass code for all callers is LEHMAN. The conference call will also be accessible through the "Shareholders" section of the Firm's Web site under the subcategory "Webcasts." For those unable to listen to the live broadcast, a replay will be available on the Firm's Web site or by dialing 866-414-6059 (domestic) or 203-369-0673 (international). The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers

Web site until 5:00 p.m. EST on January 30, 2006, and by phone until 5:00 p.m. EST on January 30, 2006.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.


              Cautionary Note Regarding Forward-Looking Statements


This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements. The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Firm's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.
                                      # # #


LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                               At or for the
                                                 Year Ended                    At or for the Quarter Ended
                                             ------------------------------------------------------------------------------
                                               2005     2004      11/30/05     8/31/05    5/31/05       2/28/05   11/30/04
                                               ----     ----      --------     -------    -------       -------   --------
Income Statement
Net Revenues                                   $14,630  $11,576        $3,690     $3,852     $3,278      $3,810     $2,883
Non-Interest Expenses:
   Compensation and Benefits                     7,213    5,730         1,798      1,906      1,623       1,886      1,401
   Non-personnel Expenses                        2,588    2,309           675        653        642         618        603
   Real Estate Reconfiguration Charge               --       19            --         --         --          --         --
Net Income                                       3,260    2,369           823        879        683         875        585
Net Income Applicable to Common Stock            3,191    2,297           807        864        664         856        566
Earnings per Common Share:
   Basic                                        $11.47    $8.36         $2.93      $3.10      $2.37       $3.07      $2.07
   Diluted                                      $10.87    $7.90         $2.76      $2.94      $2.26       $2.91      $1.96

Financial Ratios
Return on Average Common Stockholders'
   Equity (annualized) (a)                       21.6%    17.9%         20.9%      23.0%      18.2%       24.5%      17.0%
Return on Average Tangible Common
   Stockholders' Equity (annualized) (b)         27.8%    24.7%         26.5%      29.4%      23.5%       32.0%      23.0%
Pretax Margin                                    33.0%    30.4%         33.0%      33.6%      30.9%       34.3%      30.5%
Compensation and Benefits/Net Revenues           49.3%    49.5%         48.7%      49.5%      49.5%       49.5%      48.6%
Effective Tax Rate                               32.5%    32.0%         32.4%      32.0%      32.6%       33.0%      33.5%

Financial Condition
Total Assets                                                         $410,000   $384,295   $370,595    $363,692   $357,168
Net Assets (c)                                                        211,340    194,208    193,989     183,387    175,221
Long-Term Debt                                                         62,672     62,920     59,809      59,366     56,486
Common Stockholders' Equity                                            15,699     15,239     14,783      14,409     13,575
Total Stockholders' Equity                                             16,794     16,334     15,878      15,754     14,920
Total Stockholders' Equity Plus Junior
   Subordinated Notes(c)                                               18,820     18,133     17,384      16,979     15,920
Tangible Equity Capital (c)                                            15,560     14,871     14,098      13,705     12,636
Total Capital (d)                                                      79,466     79,254     75,687      75,120     71,406
Book Value per Common Share (e)                                         57.50      54.91      53.27       51.75      49.32
Gross Leverage Ratio(f)                                                 24.4x      23.5x      23.3x       23.1x      23.9x
Net Leverage Ratio(c)                                                   13.6x      13.1x      13.8x       13.4x      13.9x

Other Data
Employees                                                              22,919     22,047     20,717      20,267     19,579
Assets Under Management (in billions)                                    $175       $164       $151        $148       $137
Common Stock Outstanding (in millions)                                  271.4      269.3      272.5       275.4      274.2
Weighted Average Shares (in millions):
   Basic                                         278.2    274.7         275.9      278.6      279.6       278.6      273.2
   Diluted                                       293.6    290.7         292.6      293.7      294.0       294.0      288.5

See Footnotes to Selected Statistical Information on page 6.

                                                                 5



LEHMAN BROTHERS HOLDINGS INC.
FOOTNOTES TO SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

(a) Return on average common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders' equity. See the reconciliation on page 10.
(b) Return on average tangible common stockholders' equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders' equity. Average tangible common stockholders' equity equals average total common stockholders' equity less average identifiable intangible assets and goodwill. See the reconciliation on page 10. Management believes tangible common stockholders' equity is a meaningful measure because it reflects the common stockholders' equity deployed in our businesses.
 (c) Net leverage ratio is defined as net assets (total assets excluding: 1) cash and securities segregated and on deposit for regulatory and other purposes, 2) securities received as collateral, 3) securities purchased under agreements to resell, 4) securities borrowed and 5) identifiable intangible assets and goodwill) divided by tangible equity capital. We believe net assets is a measure more useful to investors than total assets when comparing companies in the securities industry because it excludes certain assets considered to have a low risk profile and identifiable intangible assets and goodwill. We believe tangible equity capital to be a more representative measure of our equity for purposes of calculating net leverage because such measure includes total stockholders' equity plus junior subordinated notes, less identifiable intangible assets and goodwill. We believe total stockholders' equity plus junior subordinated notes to be a more meaningful measure of our equity because the junior subordinated notes are subordinated and have maturities at issuance from 30 to 49 years. In addition, a leading rating agency views these securities as equity capital for purposes of calculating net leverage. See the reconciliation on page 12. Further, we do not view the amount of equity used to support identifiable intangible assets and goodwill as available to support our remaining net assets. Accordingly, we believe net leverage, based on net assets divided by tangible equity capital, both as defined above, to be a more meaningful measure of leverage to evaluate companies in the securities industry. These definitions of net assets, tangible equity capital and net leverage are used by many of our creditors and a leading rating agency. These measures are not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of calculation.
(d) Total capital includes long-term debt (including junior subordinated notes) and total stockholders' equity. We believe total capital is useful to investors as a measure of our financial strength.
(e) The book value per common share calculation includes amortized restricted stock units granted under stock award programs, which have been included in total stockholders' equity.
(f) Gross leverage ratio is defined as total assets divided by total stockholders' equity.

                                       6



LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                 Quarter Ended                       % Change from
                                                 ------------------------------------------     -------------------------
                                                   Nov 30,        Aug 31,          Nov 30,        Aug 31,       Nov 30,
                                                    2005           2005            2004           2005           2004
                                                 -----------    -----------      ----------     ----------    -----------

Revenues:
   Principal transactions                            $1,887         $2,085          $1,264
   Investment banking                                   817            815             608
   Commissions                                          476            420             392
   Interest and dividends                             5,627          5,078           3,350
   Asset management and other                           248            241             232
                                                 -----------    -----------      ----------
     Total revenues                                   9,055          8,639           5,846
   Interest expense                                   5,365          4,787           2,963
                                                 -----------    -----------      ----------
     Net revenues                                     3,690          3,852           2,883           (4)%            28%
                                                 -----------    -----------      ----------

Non-interest expenses:
   Compensation and benefits                          1,798          1,906           1,401
   Technology and communications                        222            217             214
   Brokerage and clearance fees                         127            127             116
   Occupancy                                            126            122             108
   Professional fees                                     79             72              61
   Business development                                  64             56              56
   Other                                                 57             59              48
                                                 -----------    -----------      ----------
     Total non-interest expenses                      2,473          2,559           2,004           (3)%            23%
                                                 -----------    -----------      ----------
Income before provision for income taxes              1,217          1,293             879
Provision for income taxes                              394            414             294
                                                 -----------    -----------      ----------
Net income                                             $823           $879            $585           (6)%            41%
                                                 ===========    ===========      ==========
Net income applicable to common stock                  $807           $864            $566           (7)%            43%
                                                 ===========    ===========      ==========

Earnings per common share:
   Basic                                              $2.93          $3.10           $2.07           (5)%            42%
                                                 ===========    ===========      ==========
   Diluted                                            $2.76          $2.94           $1.96           (6)%            41%
                                                 ===========    ===========      ==========


                                                                 7



LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

                                                                                       Year Ended
                                                                           ---------------------------------       % Change from
                                                                                    Nov 30,          Nov 30,           Nov 30,
                                                                                      2005             2004             2004
                                                                           ----------------    -------------    --------------------

Revenues:
   Principal transactions                                                           $7,811           $5,699
   Investment banking                                                                2,894            2,188
   Commissions                                                                       1,728            1,537
   Interest and dividends                                                           19,043           11,032
   Asset management and other                                                          944              794
                                                                           ----------------    -------------
     Total revenues                                                                 32,420           21,250
   Interest expense                                                                 17,790            9,674
                                                                           ----------------    -------------
     Net revenues                                                                   14,630           11,576             26%
                                                                           ----------------    -------------

Non-interest expenses:
   Compensation and benefits                                                         7,213            5,730
   Technology and communications                                                       834              764
   Brokerage and clearance fees                                                        503              453
   Occupancy                                                                           490              421
   Professional fees                                                                   282              252
   Business development                                                                234              211
   Other                                                                               245              208
   Real estate reconfiguration charge                                                    -               19
                                                                           ----------------    -------------
     Total non-interest expenses                                                     9,801            8,058             22%
                                                                           ----------------    -------------
Income before taxes and dividends on trust preferred securities                      4,829            3,518
Provision for income taxes                                                           1,569            1,125
Dividends on trust preferred securities                                                  -               24
                                                                           ----------------    -------------
Net income                                                                          $3,260           $2,369             38%
                                                                           ================    =============
Net income applicable to common stock                                               $3,191           $2,297             39%
                                                                           ================    =============

Earnings per common share:
   Basic                                                                            $11.47            $8.36             37%
                                                                           ================    =============
   Diluted                                                                          $10.87            $7.90             38%
                                                                           ================    =============

                                                                 8



LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)

                                                                 Quarter Ended                              % Change from
                                                -----------------------------------------------        -------------------------
                                                   Nov 30,          Aug 31,           Nov 30,            Aug 31,        Nov 30,
                                                   2005             2005              2004                2005          2004
                                                ------------     ------------      ------------        -----------    ----------

Investment Banking:
   Global Finance - Debt                               $332             $336              $288
   Global Finance - Equity                              209              255               141
   Advisory Services                                    276              224               179
                                                ------------     ------------      ------------
     Total                                              817              815               608                 -%           34%
                                                ------------     ------------      ------------

Capital Markets:
   Fixed Income                                       1,624            1,889             1,326
   Equities                                             740              637               497
                                                ------------     ------------      ------------
     Total                                            2,364            2,526             1,823               (6)%           30%
                                                ------------     ------------      ------------

Investment Management:
   Asset Management                                     265              272               240
   Private Investment Management                        244              239               212
                                                ------------     ------------      ------------
     Total                                              509              511               452                 -%           13%
                                                ------------     ------------      ------------

     Total Net Revenues                              $3,690           $3,852            $2,883               (4)%           28%
                                                ============     ============      ============


                                                         Year Ended
                                                 ----------------------------          % Change from
                                                   Nov 30,          Nov 30,               Nov 30,
                                                    2005             2004                  2004
                                                 -----------     ------------      ---------------------

Investment Banking:
   Global Finance - Debt                             $1,304           $1,002
   Global Finance - Equity                              824              560
   Advisory Services                                    766              626
                                                 -----------     ------------
     Total                                            2,894            2,188               32%
                                                 -----------     ------------

Capital Markets:
   Fixed Income                                       7,334            5,739
   Equities                                           2,473            1,955
                                                 -----------     ------------
     Total                                            9,807            7,694               27%
                                                 -----------     ------------

Investment Management:
   Asset Management                                   1,026              840
   Private Investment Management                        903              854
                                                 -----------     ------------
     Total                                            1,929            1,694               14%
                                                 -----------     ------------

     Total Net Revenues                             $14,630          $11,576               26%
                                                 ===========     ============

                                                                 9



LEHMAN BROTHERS HOLDINGS INC.
RECONCILIATION OF AVERAGE COMMON STOCKHOLDERS' EQUITY TO
AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY
(Preliminary and Unaudited)
(In millions)


                                                                            Quarter Ended
                                              ---------------------------------------------------------------------------
                                                Nov 30,        Aug 31,        May 31,         Feb 28,         Nov 30,
                                                 2005            2005           2005           2005             2004
                                              ------------    -----------    -----------    ------------    -------------

Average common stockholders' equity               $15,469        $15,011        $14,596         $13,992          $13,326
Less: average identifiable intangible
   assets and goodwill                            (3,261)        (3,274)        (3,280)          (3,279)         (3,471)
                                              ------------    -----------    -----------    ------------    -------------
Average tangible common stockholders'             $12,208        $11,737        $11,316         $10,713           $9,855
   equity                                     ============    ===========    ===========    ============    =============



                                                       Year Ended
                                              ---------------------------
                                                Nov 30,         Nov 30,
                                                 2005            2004
                                              ------------    -----------

Average common stockholders' equity               $14,741        $12,843
Less: average identifiable intangible
   assets and goodwill                            (3,273)        (3,547)
                                              ------------    -----------
Average tangible common stockholders'             $11,468         $9,296
   equity                                     ============    ===========

                                                               10



LEHMAN BROTHERS HOLDINGS INC.
ASSETS UNDER MANAGEMENT
(Preliminary and Unaudited)
(In billions)


                                                                                           At
                                                                  -----------------------------------------------
                                                                    Nov 30,            Aug 31,            Nov 30,
Composition of Assets Under Management                               2005               2005               2004
                                                                  ---------            ---------        ---------
Equity                                                              $    75            $   70              $  54
Fixed Income                                                             55                53                 52
Money Markets                                                            29                26                 19
Alternative Investments                                                  16                15                 12
                                                                     ------            ------              -----
Total Assets Under Management                                        $  175            $  164              $ 137
                                                                     ======            ======              =====



                                                                            Year Ended                Quarter Ended
                                                                  -----------------------------       -------------
                                                                     Nov 30,           Nov 30,            Nov 30,
Assets Under Management Rollforward                                   2005              2004               2005
                                                                    ---------          --------         ---------
Opening balance                                                     $   137            $  120             $  164
Net additions                                                            26                 6                  9
Net market appreciation                                                  12                11                  2
                                                                    -------             -----             ------
Total increase                                                           38                17                 11
                                                                    -------             -----              -----
Ending balance                                                      $   175             $ 137             $  175
                                                                    =======             =====             ======

                                                               11



LEHMAN BROTHERS HOLDINGS INC.
GROSS LEVERAGE and NET LEVERAGE CALCULATIONS
(Preliminary and Unaudited)
(In millions)

                                                 Nov 30,          Aug 31,          May 31,          Feb 28,          Nov 30,
                                                  2005              2005             2005             2005             2004
                                              --------------    -------------    -------------    -------------    -------------
Net assets:
   Total assets                                    $410,000         $384,295         $370,595          $363,692         $357,168
   Less:
     Cash and securities segregated and on
       deposit for  regulatory and other
       purposes                                     (5,700)          (4,531)          (3,935)           (4,278)          (4,085)
     Securities received as collateral              (5,000)          (5,419)          (4,207)           (3,767)          (4,749)
     Collateralized agreements                    (184,700)        (176,875)        (165,178)         (168,986)        (169,829)
     Identifiable intangible assets and
       goodwill                                     (3,260)          (3,262)          (3,286)           (3,274)          (3,284)
                                              --------------    -------------    -------------    -------------    -------------
Net assets                                         $211,340         $194,208         $193,989          $183,387         $175,221
                                              ==============    =============    =============    =============    =============

Tangible equity capital:
   Total stockholders' equity                       $16,794          $16,334          $15,878           $15,754          $14,920
   Junior subordinated notes                          2,026            1,799            1,506             1,225            1,000
   Less: Identifiable intangible assets and
     goodwill                                       (3,260)          (3,262)          (3,286)           (3,274)          (3,284)
                                              --------------    -------------    -------------    -------------    -------------
Tangible equity capital                             $15,560          $14,871          $14,098           $13,705          $12,636
                                              ==============    =============    =============    =============    =============

Gross leverage (total assets / total
   stockholders' equity)                              24.4x            23.5x            23.3x             23.1x            23.9x

Net leverage (net assets / tangible equity
   capital)                                           13.6x            13.1x            13.8x             13.4x            13.9x

                                                                 12
